Exhibit 10.2

Black Poll Fleet International, Inc.

BILL OF SALE

Know all men by these presents that the undersigned Black Poll Fleet International, Inc., governed by the Laws of the State of Nevada, is the owner of the full legal and beneficial titles of the following Helicopter:

Manufacturer of the Helicopter: KAZAN Helicopter Plant, Russia

Model: Mi-8P

Manufacturer Serial Number: 10313

Engines: Engine LH, Serial Number: C99401194

Engine RH, Serial Number: C94301205

Main gearbox: Serial Number CP89111008

Registration Mark: 4L-BPF

That such title to said Helicopter is not subject to any mortgage or other encumbrances.

Black Poll Fleet International, Inc., whose registered office is situated at 610 SW 34th Street, Suite 307, Fort Lauderdale, FL 33315 does this 11 February 2016 sell, grant, transfer and deliver all of its above described rights and title to the above described helicopter together with all equipment installed therein to Alpha Investment and Lending Corp., whose registered office is situated at 1013 Centre Road, Suite 403, Wilmington, DE and to their successors and assigns forever, said Helicopter to be registered as the property of Alpha Investment and Lending Corp.

In witness whereof, the present document has been executed by a duly authorized Officer.

For and on behalf of Black Poll Fleet International, Inc.
Name: Jacob Gitman
Title: Chief Executive Officer
Signature:	/s/ Jacob Gitman